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SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.           )

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

POWERBALL INTERNATIONAL, INC. (Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

POWERBALL INTERNATIONAL, INC.
3001 Knox Street, Suite 407
Dallas, Texas 75205

NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

Dear Shareholder:

The purpose of this letter is to inform you that shareholders representing more than 70% of our outstanding Common Stock have executed a Written Consent in Lieu of Special Meeting, with an effective date of January 31, 2005, approving an increase in the authorized Common Stock capitalization limit of our Company. Under Utah law, our Articles of Incorporation, and Bylaws, this consent will satisfy the shareholder approval requirement for the approval of the increase in the authorized Common Stock capitalization limit of our Company.

This letter and the accompanying Information Statement are being furnished to the holders of record of the Company's Common Stock on December 31, 2004. The Information Statement is being mailed to shareholders on or about January 10, 2005.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Section 16-10a-704 of the Utah Revised Business Corporation Act (the "Business Corporation Act") provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Pursuant to Section 16-10a-1003 of the Business Corporation Act, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend our Articles of Incorporation. In order to eliminate the costs and management time involved in having a special meeting of shareholders and obtaining proxies and in order to effect the resolutions as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company.

Pursuant to Section 16-10a-704 of the Business Corporation Act, the Company is required to provide prompt notice of the taking of the corporate action without a meeting of the shareholders who have not consented in writing to such action. The Information Statement is intended to provide such notice. No dissenters' or appraisal rights under the Business Corporation Act are afforded to the Company's shareholders as a result of the approval of the proposal.

The accompanying Information Statement is for informational purposes only. It describes why an increase in the authorized Common Stock capitalization limit was required, and contains other disclosures required by law in connection with shareholder approval of the increase in the authorized Common Stock capitalization limit of our Company. Please read the accompanying Information Statement carefully.

                      POWERBALL INTERNATIONAL, INC.

                      Dennis G. McLaughlin, III
                       Chief Executive Officer

Dallas, Texas
January 10, 2005

POWERBALL INTERNATIONAL, INC.
3001 Knox Street, Suite 407
Dallas, Texas 75205

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed on or about January 10, 2005 to the shareholders of record of Powerball International, Inc. at the close of business on December 31, 2004 (the "Record Date"). This Information Statement is being sent to you for informational purposes only. No action is requested or required on your part.

This Information Statement is furnished by the board of directors of Powerball International, Inc., a Utah corporation. The terms "Powerball, "we," "us" or "our" refer to Powerball International, Inc., a Utah corporation.

The Information Statement is being sent to shareholders of Powerball to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934 and to provide information to all shareholders in connection with actions by written consent taken by shareholders collectively owning more than 70% of our outstanding shares. Such action constitutes the approval and consent of shareholders representing a sufficient percentage of the total outstanding shares to approve an increase in the authorized Common Stock capitalization limit of the Company. Accordingly, the actions will not be submitted to the other shareholders of our company for a vote. The written consent will be effective on January 31, 2005, which is 20 calendar days after the date this Information Statement is first mailed to all shareholders in accordance with Rule 14c-2(b) of the Securities Exchange Act.

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock.

The board of directors fixed the close of business on December 31, 2004 as the record date for the action by written consent and for determining the shareholders entitled to receive this Information Statement. As of the record date, there were 22,833,900 common shares outstanding. Each common share held as of the record date was entitled to one vote per share. We have no other voting securities outstanding. Approval of the increase in the authorized Common Stock capitalization limit of our Company was obtained by written consent of the shareholders rather than at a meeting of shareholders.

PRINCIPAL SHAREHOLDERS

The following table presents information concerning the beneficial ownership of the shares of our Common Stock as of December 31, 2004 by:

  •
  each person we know to be the beneficial owner of 5% of more of our outstanding shares of Common Stock;
  •
  each of our current directors and executive officers; and
  •
  all of our executive officers and directors as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each shareholder identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the shareholder.

Percentage of beneficial ownership is based on 22,833,900 shares outstanding on December 31, 2004. Shares of Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days of December 31, 2004 are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information set forth in the table below is presented as of December 31, 2004.

Title of Class	Name and Address	Number of Shares	% of Class
Common Stock	TKM Oil & Gas, Inc. 3001 Knox Street, Suite 401 Dallas, Texas 75205	18,000,000	78.83%
Common Stock	Dennis McLaughlin CEO and Director(1)	—	*
Common Stock	Kit Chambers, Director(1)	—	*
Common Stock	John Anderson, Director(1)	—	*
Common Stock	J. Mark Ariail Chief Financial Officer and Director(1)	—	*
Common Stock	Wayne McPherson Chief Operating Officer and Director(1)	—	*
Common Stock	Officers and Directors as a Group (5 persons)	—	*

(1)
The address of each person listed is 3001 Knox Street, Suite 401, Dallas, Texas 75205.

*
represents less than 1%

MANAGEMENT

The following table provides information regarding our directors and executive officers as of December 31, 2004:

Name	Age	Position	Dates Served
Dennis McLaughlin	39	Chief Executive Officer, Director	November 12, 2004 to present
Kit Chambers	40	Director	November 12, 2004 to present
John Anderson	39	Director	November 12, 2004 to present
J. Mark Ariail	42	Chief Financial Officer, Director	December 6, 2004 to present
Wayne McPherson	39	Chief Operating Officer, Director	December 6, 2004 to present

Dennis McLaughlin is CEO and Co-Chairman of Ocean Resources, Inc. (a publicly traded company) and has served as such since September, 2003. He also serves as CEO and Chairman of Blue Wireless & Data, Inc. (a publicly traded company) since June of 2004. Mr. McLaughlin founded MAC Partners, LP in January 2002. Prior to that he founded Aurion Technologies, LLC in 1998 and served as CEO and was a Director through 2001. He founded Aurora Natural Gas, LLC in 1993 and served as CEO through 2001. Prior to starting his own companies, he worked as a Manager of Marketing & Transportation for Highland Energy from 1991 to 1993, and before this worked as a gas marketing representative for Clinton Natural Gas from 1990 to 1991. Mr. McLaughlin received a Bachelor of Economics degree from the University of Oklahoma in 1992.

Kit Chambers is Chief Operating Officer and Corporate Secretary for Ocean Resources, Inc. (a publicly traded company) and has served this role since October 2003. He is currently Corporate Secretary and on the Board of Directors for Blue Wireless & Data, Inc. (a publicly traded company). Prior to these activities he co-founded MAC Partners, LP, a technology merchant bank, in January 2002. From January 1999 to December 2001 he was employed by Aurion Technologies, LLC as Vice President of Operations, then Vice President of Sales Engineering. From March 1994 to December 1998 Mr. Chambers was Vice President of Software Development for Aurora Natural Gas, LP. From January 1998 to February 2004 he worked as an independent consultant in the film/video industry in Dallas, TX. Mr. Chambers received a B.A. from the University of Oklahoma in 1989.

John Anderson is President, CEO, and a Director of Key Gold, Corporation (a publicly traded company) and has served as such since March 2004. From March of 2004 to September 2004, he was Co-President of PVR Ltd. (a private company) and continues to serve as a Director on its Board. From March 2003 to June2004 Mr. Anderson was President and CEO of Wescorp Energy, Inc. (a publicly traded company), and is currently on its Board of Directors. Mr. Anderson is also on the Board of Directors for Brett Resources, Corp. (a publicly traded company). Prior to these activities Mr. Anderson was employed by Bema Gold Corporation in Vancouver as its Director of Investor Relations. His tenure in Bema lasted from November 1995 to March 1999. He was a managing director for Meters Capital, Inc. from January 1995 to November 1995. In 1994 Mr. Anderson founded Axiom Consulting Corp., a private company primarily involved with raising capital for both private and public companies in North America, Europe, and Asia, which is currently active. Prior to founding Axiom, Mr. Anderson was a leasing director for Manulife Real Estate in Vancouver from November 1990 to December 1994, and was a sales manager, leasing representative, and leasing manager for Manulife in Toronto from November 1988to October 1990. Mr. Anderson received a B.A. from the University of Western Ontario, London in 1987, and an Urban Land Economics Diploma from the University of British Columbia in 1993.

Mark Ariail is President of MAC Partners, LP, a merchant banking partnership. Prior to his position with MAC Partners, LP, Mr. Ariail served, from 1999 to 2004, as controller of Thomas Group, Inc., a publicly held international consulting firm. From 1997 to 1999 Mr. Ariail served as Chief Accounting Officer for OEC Compression Corporation, a publicly held gas compression leasing company. Mr. Ariail's background includes experience in travel, manufacturing, mortgage banking and telecommunications. Mr. Ariail is a Certified Public Accountant in the state of Texas and received his B.A. in Accounting from Texas A&M University in 1984.

Wayne McPherson serves as Chief Engineer for Liberty Operating, Inc. since June 2002. In January 2001 he founded Highland Resources, Inc., and served as President and Chief Operating Officer. In 1997 he was appointed Production Foreman and later promoted to Production Superintendent for ExxonMobil Corporation where he served until 2002. From 1988 until 1997 he served in various Operations and Facility Engineering roles for ExxonMobil Corporation throughout the Mid-continent and Rockies. Mr. McPherson has a Bachelor of Science degree in Petroleum Engineering from the University of Oklahoma.

EXECUTIVE COMPENSATION

The following table shows the compensation for our former Chief Executive Officer for services rendered to us for the years ended December 31, 2003, 2002 and 2001.

Summary Compensation Table

		Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation			Restricted Stock Awards	Securities Underlying Options	All Other Compensation
Robert P. Ipson (former CEO)	2003 2002 2001	-0- -0- -0-	-0- -0- -0-	$ $ $	46,000 100,000 150,000	(1) (2) (3)	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

(1)
In 2003, Mr. Ipson was issued 100,000 shares of our Common Stock valued at $46,000.

(2)
In 2002, Mr. Ipson was credited with the exercise price of $50,000 towards the exercise of outstanding warrants for the purchase of 50,000 shares of our Common Stock, and $50,000 towards the exercise price of options for the purchase of 50,000 shares of our Common Stock, all at $1.00 per share.

(3)
In 2001, Mr. Ipson was issued 100,000 shares of our Common Stock valued at $150,000.

2004 Executive Compensation

In September 2004, Mr. Ipson was issued 400,000 shares of our Common Stock valued at $40,000 for his services as CEO. Also in September 2004, Mr. Phillip McStotts was issued 200,000 shares of our Common Stock valued at $20,000 for his services as Secretary-Treasurer of the Company.

Securities Authorized for Issuance under Equity Compensation Plans

The Company has a 2000 Stock Option and Award Plan (the "2000 Plan") authorized by the board and approved by shareholders in May 2000. Options for the purchase of a total of 150,000 shares of Common Stock were authorized under the 2000 Plan. All stock options granted under the 2000 Plan have expired. The Company has a 2003 Stock Option and Award Plan (the "2003 Plan") authorized by the board and not submitted to shareholders. Options for the purchase of a total of 350,000 shares were authorized under the 2003 Plan. The board has granted stock options to a consultant under the 2003 Plan.

The following table sets forth information with respect to our equity compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance on an aggregated basis as of December 13, 2004.

Plan Category	Number of Shares of Common Stock to be issued upon exercise of outstanding options		Weighted Average exercise price of outstanding options	Number of shares of common stock remaining available for future issuance
Equity Compensation Plans approved by security holders	—		—	125,000
Equity Compensation Plans not approved by security holders	15,875	(1)	$2.00	334,125

(1)
Under the 2003 Plan, 15,875 options were granted to an outside business consultant in 2003 in connection with strategic planning consulting services. Such options have an exercise price of $2.00, vested immediately upon grant and are exercisable until December 31, 2006.

Warrants outstanding

The Company issued to a former officer in connection with such officer's employment agreement, a warrant for the purchase of 65,000 shares of restricted Common Stock. Such warrant has an exercise price of $4.50 per share and is exercisable until December 11, 2006.

The Company issued to a shareholder in connection with a private placement, a warrant for the purchase of 110,000 shares of restricted Common Stock. Such warrant has an exercise price of $2.50 per share and is exercisable until February 19, 2005.

AUDIT COMMITTEE

The Company has not yet established an audit committee. The board of directors acts as the audit committee.

CODE OF ETHICS

The Company has not adopted a Code of Ethics for its executive officers and employees but is in the process of examining and considering one.

APPROVAL OF AN INCREASE IN THE AUTHORIZED
COMMON STOCK CAPITALIZATION LIMIT

Our Board of Directors, by resolution dated effective December 31, 2004, approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's Common Stock for action by written consent, the adoption of amended and restated Articles of Incorporation. Such amended and restated Articles of Incorporation will effect an amendment to Article III of the Company's Articles of Incorporation, to increase the authorized Common Stock capitalization limit from twenty-five million (25,000,000) shares to one hundred fifty million (150,000,000) shares of Common Stock, par value $.001 per share. A copy of the proposed form of Amended and Restated Articles of Incorporation of the Company is attached as Appendix A.

On December 31, 2004, shareholders owning greater than a majority of the outstanding shares of Common Stock approved the proposed amendment by action taken by written consent without a meeting in accordance with the Utah Revised Business Corporation Act. No further vote of our shareholders is required. The Written Consent in Lieu of Special Meeting to evidence such action has an effective date of January 31, 2005, which is 20 calendar days after the date this Information Statement and the accompanying letter are first mailed to all shareholders in accordance with Rule 14c-2(b) of the Securities Exchange Act.

The purpose of the additional authorized shares of Common Stock is to benefit the Company by providing flexibility to the Board of Directors, without requiring further action or authorization by the shareholders (except as may be required by applicable law) to issue additional shares of Common Stock from time to time to respond to business needs and opportunities as they arise, or for other proper corporate purposes. These needs, opportunities and purposes might include, for example obtaining capital funds through public and private offerings of shares of Common Stock or securities convertible into shares of Common Stock and using shares of Common Stock in connection with structuring possible acquisitions of businesses and assets. Additionally, the Board of Directors, in its discretion, could in the future declare stock splits or stock dividends or, subject to shareholder approval, increase, establish or extend stock option or stock award plans. The Company may evaluate potential acquisitions from time to time. No stock splits, dividends or other actions requiring the availability of the additional authorized shares of Common Stock have been approved by the Board of Directors as of the date of this Information Statement.

Increasing the number of authorized share of Common Stock will not have any immediate effect on the rights of current shareholders. However, the Board of Directors will have the authority to issue authorized shares of Common Stock without requiring future shareholder approval of those issuances (except as may be required by applicable law). If the Board of Directors determines that an issuance of shares of the Company's Common Stock is in the best interests of the Company and its shareholders, the issuance of additional shares could have the effect of diluting the earning per share or the book value per share of the outstanding shares of Common Stock or the stock ownership or voting rights of a shareholder. The holders of the Company's Common Stock have no preemptive right to purchase any of the additional shares of Common Stock when issued.

The increase in the authorized Common Stock capitalization limit is reflected in the Amended and Restated Articles of Incorporation of the Company. When filed with the Utah Secretary of State, the Amended and Restated Articles of Incorporation will increase the authorized Common Stock capitalization of our Company from 25 million shares to 150 million shares.

OTHER MATTERS

As of the date of this Information Statement, the Company knows of no other matters to be submitted.

                      By Order of the Board of Directors

                      J. Mark Ariail
                      Chief Financial Officer

Dallas, Texas
January 10, 2005

Appendix A

Restated Articles of Incorporation of Powerball International, Inc.

[attached]

RESTATED ARTICLES OF INCORPORATION
OF
POWERBALL INTERNATIONAL, INC.

Pursuant to the provisions of Section 16-10a-107 of the Utah Revised Business Corporation Act, the undersigned corporation hereby adopts the following restated articles of incorporation:

        FIRST: The name of the corporation is Powerball International, Inc.

        SECOND: The following amendment to the articles of incorporation of the corporation was duly adopted by the board of directors and the shareholders of the corporation on December 31, 2004:

ARTICLE III

            The corporation is authorized to issue only one class of shares, to be designated Common Stock. The total number of shares of Common Stock that the corporation is authorized to issue is One Hundred Fifty Million (150,000,000). The Common Stock shall have $.001 par value per share. The Common Stock shall have unlimited voting rights as provided in the Utah Revised Business Corporation Act and shall be entitled to receive the net assets of the corporation upon dissolution.

        THIRD: The number of issued and outstanding shares, all of which were entitled to vote on the foregoing amendment to the articles of incorporation, was twenty-two million eight hundred thirty-three thousand nine hundred (22,833,900), of which eighteen million (18,000,000) shares were indisputably represented.

        FOURTH: The number of undisputed votes by holders of issued and outstanding shares of the corporation, cast in favor of the foregoing amendment to the articles of incorporation, was eighteen million (18,000,000). The number of votes by holders of issued and outstanding shares of the corporation, cast in favor of the foregoing amendment, was sufficient for approval.

        FIFTH: The Articles of Incorporation and all amendments to them are superseded by the following Restated Articles of Incorporation:

ARTICLE I

        The name of the corporation is Powerball International, Inc.

ARTICLE II

        The corporation is organized to engage in any lawful acts, activities and pursuits for which a corporation may be organized under the Utah Revised Corporation Act.

ARTICLE III

        The corporation is authorized to issue only one class of shares, to be designated Common Stock. The total number of shares of Common Stock that the corporation is authorized to issue is One Hundred Fifty Million (150,000,000). The Common Stock shall have $.001 par value per share. The Common Stock shall have unlimited voting rights as provided in the Utah Revised Business Corporation Act and shall be entitled to receive the net assets of the corporation upon dissolution.

ARTICLE IV

        The street address of the registered agent of the corporation is 22 E. 100 S. #403, Salt Lake City, Utah 84111, and the name of the corporation's registered agent at that office is John C. Thompson.

ARTICLE V

        To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director. Neither any amendment nor appeal of this Article V, nor the adoption of any provision of these Articles of Incorporation inconsistent with this

Article V, shall eliminate or reduce the effect of this Article V in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article V, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

        IN WITNESS WHEREOF, the foregoing Restated Articles of Incorporation have been executed this    day of January, 2005.

Powerball International, Inc.
By:	Dennis McLaughlin, President

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PRINCIPAL SHAREHOLDERS
MANAGEMENT
EXECUTIVE COMPENSATION
AUDIT COMMITTEE
CODE OF ETHICS
APPROVAL OF AN INCREASE IN THE AUTHORIZED COMMON STOCK CAPITALIZATION LIMIT
OTHER MATTERS
Appendix A